UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2006

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 4, 2006, Lake Shore Bancorp, Inc. (the “Company”) and Lake Shore Savings Bank (the “Bank”) jointly entered into a Change of Control Agreement with Rachel A. Foley, Chief Financial Officer of the Company and the Bank, in the form attached as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-129439), filed with the Securities and Exchange Commission on November 4, 2005.

Generally, the agreement provides that the Bank may terminate the employment of any officer covered by the agreement, with or without cause, at any time prior to a “change of control” or “pending change of control” (as each such term is defined in the agreement) without obligation for severance benefits. However, upon the occurrence of a “change of control” or “pending change of control,” the officer will receive severance benefits if his or her employment is terminated without cause or the officer resigns with good reason. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for one additional year. The term of the agreement is perpetual until one year after the date on which the Bank notifies the employee of its intention to terminate the agreement (the “Initial Expiration Date”) or, if later, the first anniversary of the latest “change of control” or “pending change of control” that occurs before the Initial Expiration Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ David C. Mancuso
Name:	David C. Mancuso
Title:	President and Chief Executive Officer

Date: May 9, 2006